                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           New England Funds Trust I
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                                PRELIMINARY COPY

                                  NEW ENGLAND
                              CAPITAL GROWTH FUND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 APRIL 17, 1998

To the Shareholders:

    Notice is hereby given that a Special Meeting of Shareholders of New England Capital Growth Fund (the "Fund"), a series of New England Funds Trust I (the "Trust"), will be held at the offices of New England Funds, L.P. ("NEF"), 399 Boylston Street, 4th Floor, Boston, Massachusetts 02116, on Friday, April 17, 1998 at 2:30 p.m. (Eastern time), for the following purposes:

    1. To approve or disapprove a new Sub-Advisory Agreement relating to the Fund between New England Funds Management, L.P. ("NEFM") and Westpeak Investment Advisors, L.P.

    2. To approve or disapprove a proposal with respect to the future operations of the Fund whereby the Fund may from time to time, to the extent permitted by any exemption or exemptions granted by the Securities and Exchange Commission, permit NEFM to enter into new and amended agreements with sub-advisers with respect to the Fund without obtaining shareholder approval of such agreements, and to permit such sub-advisers to manage the assets of the Fund pursuant to such sub-advisory agreements.

    3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

                                    By order of the President of the Trust,

                                    JOHN E. PELLETIER, Secretary
February 27, 1998
------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

------------------------------------------------------------------------

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                        NEW ENGLAND CAPITAL GROWTH FUND

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of New England Funds Trust I (the "Trust") for use at the Special Meeting of Shareholders of New England Capital Growth Fund (the "Fund"), a series of the Trust, to be held at the offices of New England Funds, L.P. ("NEF"), 399 Boylston Street, 4th Floor, Boston, Massachusetts 02116, on Friday, April 17, 1998 at 2:30 p.m. (Eastern time), and at any adjournment or adjournments thereof (the "Meeting"). This proxy statement and its enclosures are being mailed to shareholders beginning on or about February 27, 1998. A copy of the Fund's Annual Report dated December 31, 1997 may be obtained without charge by writing to NEF at the above address or by calling
(800) 225-5478.

     This Proxy Statement consists of four parts.

     PART I contains general information relating to the Meeting.

     PART II contains information relating to Proposal 1, the proposed new Sub-Advisory Agreement for the Fund between New England Funds Management, L.P. ("NEFM") and Westpeak Investment Advisors, L.P. ("Westpeak").

     PART III contains information relating to Proposal 2, whereby the Fund may, to the extent permitted by any exemption or exemptions granted by the Securities and Exchange Commission (the "SEC"), permit NEFM to enter into new and amended agreements with sub-advisers with respect to the Fund without obtaining shareholder approval of such agreements, and to permit such sub-advisers to manage the assets of the Fund pursuant to such sub-advisory agreements.

     PART IV contains information about the Trust, NEFM, Westpeak and certain brokerage and other miscellaneous matters.

I.  GENERAL INFORMATION

     All shareholders of record on February 17, 1998, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"), are entitled to one vote for each share of beneficial interest of the Fund held as of that date. The number of shares of beneficial interest of the Fund issued
and outstanding as of the Record Date was [            ].

     Timely, properly executed proxies will be voted as you instruct. If you return a proxy and no choice is indicated, your proxy will be voted in favor of Proposals 1 and 2 set forth in the attached Notice of Meeting. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy or by attending the Meeting, requesting return of any previously delivered proxy and voting in person.

     The costs of solicitation of proxies will be borne by the Fund. Solicitation of proxies by personal interview, mail, telephone and telegraph may be made by officers and Trustees of the Trust and employees of NEF. In addition, the firm of D.F. King has been retained to assist in the solicitation of proxies, at a cost to the Fund which is not expected to exceed $21,000, plus reimbursement of such firm's out-of-pocket expenses.

II.  NEW SUB-ADVISORY AGREEMENT

     The Trustees have approved, and recommend that the shareholders of the Fund approve, a new Sub-Advisory Agreement (the "New Sub-Advisory Agreement") for the Fund between NEFM and Westpeak (Proposal 1). The New Sub-Advisory Agreement would be substantially similar to the sub-advisory agreement dated August 30, 1996 (the "Previous Sub-Advisory Agreement") which was until recently in effect between NEFM and Loomis, Sayles & Company, L.P. ("Loomis Sayles"), except: (i) references to Loomis Sayles would be changed to references to Westpeak and (ii) the sub-advisory fee paid by NEFM to Westpeak under the New Sub-Advisory Agreement would be lower than the fee paid by NEFM to Loomis Sayles under the Previous Sub-Advisory Agreement. The

New Sub-Advisory Agreement would not affect the management fee paid by the Fund to NEFM.

ADVISORY AGREEMENT

     NEFM has acted as the Fund's adviser since January 2, 1996, and currently acts as the Fund's adviser pursuant to an advisory agreement dated August 30, 1996 (the "Advisory Agreement"). The Trustees of the Trust approved the Advisory Agreement at a meeting held on October 27, 1995, and the Fund's shareholders approved the Advisory Agreement at a meeting held on December 28, 1995. The purpose of the submission of the Advisory Agreement for shareholder approval at such time was for its initial approval and to approve its continuation following the merger of NEFM's former parent company, New England Mutual Life Insurance Company, with and into Metropolitan Life Insurance Company ("MetLife"), with MetLife as the surviving company, which merger was consummated on August 30, 1996 (the "MetLife Merger").

     Under the Advisory Agreement, NEFM has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that NEFM will, subject to NEFM's rights to delegate such responsibilities to other parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Trustees) and (2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual management fee rate payable by the Fund to NEFM is 0.75% of the first $200 million of the Fund's average daily net assets, 0.70% of the next $300 million of such assets and 0.65% of any such assets in excess of $500 million. For the fiscal year ended December 31, 1997, the aggregate management fee payable by the Fund to
NEFM under the Advisory Agreement was $[          ].

PREVIOUS SUB-ADVISORY AGREEMENT

     Until February 15, 1998, NEFM delegated to Loomis Sayles its responsibility under the Advisory Agreement to provide portfolio management services to the Fund pursuant to the Previous Sub-Advisory Agreement. The Previous Sub-Advisory Agreement was approved by the Trustees of the Trust at a meeting held on October 27, 1995 and was last submitted to the Fund's shareholders for approval on December 28, 1995. The purpose of the submission of the Previous Sub-Advisory Agreement for shareholder approval at such time was for its initial approval and to approve its continuance following the MetLife Merger. The Trustees of the Trust, at a meeting held on May 9, 1997, approved the continuation of the Previous Sub-Advisory Agreement for a one-year period beginning on June 1, 1997. Under the terms of the Previous Sub-Advisory Agreement, Loomis Sayles was authorized to effect portfolio transactions for the Fund, using its own discretion and without prior consultation with NEFM. Loomis Sayles was also required to report periodically to NEFM and the Trustees of the Trust.

     The Previous Sub-Advisory Agreement provided for sub-advisory fees payable by NEFM to Loomis Sayles at an annual rate of 0.60% of the first $25 million of the Fund's average daily net assets, 0.55% of the next $75 million of such assets, 0.50% of the next $100 million of such assets, 0.35% of the next $300 million of such assets and 0.30% of any such assets in excess of $500 million.

INTERIM AND NEW SUB-ADVISORY AGREEMENTS

     Based on a review of the investment approach used by Loomis Sayles in managing the Fund's portfolio, the Fund's performance record under Loomis Sayles' management, the performance record of Westpeak and its portfolio management personnel in managing other equity mutual funds and the performance of other equity funds, NEFM recommended and the Trustees of the Trust determined that it would be appropriate for Westpeak to assume responsibility for the day-to-day management of the Fund's portfolio. Thus, upon the recommendation of NEFM, the Trustees voted on January 30, 1998 to terminate the Previous Sub-Advisory Agreement as of the close of business on February 15, 1998 and to approve both (i) a sub-advisory agreement between NEFM and Westpeak dated February 16, 1998 (the "Interim Sub-Advisory Agreement"), by which NEFM appointed Westpeak to act as sub-adviser to the Fund beginning February 16, 1998, and (ii) the New Sub-Advisory Agreement, by which Westpeak would, following approval of the New Sub-Advisory Agreement by the Fund's shareholders (assuming such approval is obtained), continue to act as sub-adviser to the Fund. The New Sub-Advisory Agreement is substantially identical to the Interim Sub-Advisory Agreement, except that the rate of fees payable by NEFM to Westpeak is lower under the New Sub-Advisory Agreement. The terms of the Interim Sub-Advisory Agreement are substantially identical to those of the Previous Sub-Advisory Agreement, except that references to Loomis Sayles in the Previous Sub-Advisory Agreement have been changed to references to Westpeak in the Interim Sub-Advisory Agreement. The fee rate payable by NEFM to Westpeak under the Interim Sub-Advisory Agreement is 0.60% of the first $25 million of the average daily net assets of the Fund, 0.55% of the next $75 million of such assets, 0.50% of the next $100 million of such assets, 0.35% of the next $300 million of such assets and 0.30% of any such assets in excess of $500 million. This is identical to the fee rate payable by NEFM to Loomis Sayles under the Previous Sub-Advisory Agreement. The fee rate payable to Westpeak under the New Sub-Advisory Agreement is set forth below. Loomis Sayles consented to the termination of the Previous Sub-Advisory Agreement as of the close of business on February 15, 1998. Westpeak has agreed to waive payment of its entire sub-advisory fee by NEFM under the Interim Sub-Advisory Agreement from February 16, 1998 until April 2, 1998, and NEFM will pay such waived fees to Loomis Sayles. This waiver by Westpeak will not affect the management fee paid by the Fund to NEFM.

     The New Sub-Advisory Agreement is subject to approval by the Fund's shareholders, which approval ordinarily must be obtained before such an agreement takes effect. However, the Interim Sub-Advisory Agreement went into effect on February 16, 1998, pursuant to a rule of the SEC which under certain circumstances allows such agreements to take effect, and to remain in effect for up to 120 days, without receiving prior shareholder approval, as long as the fees payable under such agreement do not exceed the fees payable under the predecessor agreement. If the New Sub-Advisory Agreement is approved by the Fund's shareholders, it will take effect at the close of business on the date such approval is obtained. It is expected that such approval will be obtained on or soon after April 17, 1998, at which time the Interim Sub-Advisory Agreement would terminate and Westpeak would begin earning sub-advisory fees at a lower rate under the New Sub-Advisory Agreement. The Trustees recommend that the shareholders approve the New Sub-Advisory Agreement.

WESTPEAK AS SUB-ADVISER

     In determining to approve the appointment of Westpeak as sub-adviser to the Fund and to recommend the New Sub-Advisory Agreement for shareholder approval, the Trustees considered the qualifications of Westpeak and its personnel to provide portfolio management services to the Fund. The Trustees also reviewed information about Westpeak's proposed approach to managing the Fund's portfolio. Westpeak's investment approach is oriented towards America's premier, large, recognizable companies. Westpeak employs a valuation-based method to evaluate potential investments and to identify reasonably priced growth stocks. This valuation-based method is research-driven and is intended to provide returns commensurate with returns from higher-risk portfolios.

     Gerald H. Scriver, President and Chief Executive Officer of Westpeak, has primary responsibility for the management of the Fund's portfolio under the Interim Sub-Advisory Agreement and would continue to be the Fund's portfolio manager under the New Sub-Advisory Agreement. Mr. Scriver, who is also the portfolio manager of New England Growth Opportunities Fund, has been with Westpeak since it was founded in 1991.

RESTRUCTURING COSTS

     Westpeak has reviewed the existing portfolio holdings of the Fund to determine what holdings it would expect to sell in order to conform the Fund's portfolio to Westpeak's judgment as to stock selection. Based on this review, Westpeak has informed the Trustees that it
would expect to sell approximately [     ]% of the dollar value of the Fund's
existing portfolio, and to reinvest the sale proceeds in other stocks. Westpeak estimates that these transactions would result in brokerage costs of
approximately $[     ] to the Fund. In addition to these commissions costs, the transactions will involve additional costs to the Fund resulting from the impact of the transactions on the prices received and paid by the Fund for the securities being sold and bought. Although these costs cannot be precisely
ascertained, Westpeak estimates that they would be approximately $[     ]. In
addition, Westpeak estimates that the transactions, based on [early 1998] market
prices, would result in the realization of approximately $[     ] million of
long-term capital gains (or approximately $[     ] per share of the Fund). These
gains, together with any other long-term capital gains realized by the Fund in 1998 (reduced by any realized capital losses), would be distributed to Fund shareholders at the end of the year and would constitute taxable long-term capital gains in the hands of the recipient Fund shareholders.

     The foregoing estimates were prepared in [early 1998] based on then-current Fund holdings and market information available to Westpeak. The actual costs of restructuring the Fund's portfolio could be higher or lower, depending on market conditions and other factors. Westpeak expects that the restructuring will be completed within a few weeks after Westpeak assumed responsibility for the Fund's portfolio on February 16, 1998.

DESCRIPTION OF THE NEW SUB-ADVISORY AGREEMENT

     A copy of the New Sub-Advisory Agreement is set forth as Appendix A to this Proxy Statement. The following description of the New Sub-Advisory Agreement is qualified in its entirety by reference to the full text of the Agreement as set forth in Appendix A.

     The New Sub-Advisory Agreement, which will take effect (assuming shareholder approval) on or soon after April 17, 1998, requires Westpeak to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of NEFM. Under the terms of the New Sub-Advisory Agreement, Westpeak is authorized to effect portfolio transactions for the Fund, using its own discretion and without prior consultation with NEFM. Westpeak is required to report periodically to NEFM and the Trustees of the Trust. The New Sub-Advisory Agreement provides that NEFM shall compensate Westpeak at the annual rate of 0.40% of the first $200 million of the Fund's average daily net assets, 0.35% of the next $300 million of such assets and 0.30% of any such assets in excess of $500 million. As of December 31, 1997, the net assets of the Fund were
approximately $[          ] million.

     The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Trust, NEFM or Westpeak, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by NEFM and Westpeak and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by a majority of the Trustees who are not such interested persons, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty days' written notice, or by Westpeak or NEFM upon ninety days' written notice, and will terminate automatically in the event of its assignment. The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement is terminated. The New Sub-Advisory Agreement provides that Westpeak shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

EFFECTS OF THE PREVIOUS, INTERIM AND NEW SUB-ADVISORY AGREEMENTS

     For the fiscal year ended December 31, 1997, NEFM paid sub-advisory fees of
$[     ] to Loomis Sayles under the Previous Sub-Advisory Agreement. If the
Interim Sub-Advisory Agreement had been in effect during 1997, NEFM would have paid this same amount in sub-advisory fees to Westpeak. If the New Sub-Advisory Agreement had been in effect during 1997, NEFM would have paid sub-advisory fees
of $[     ] to Westpeak, or [     ]% less than the sub-advisory fees paid to
Loomis Sayles under the Previous Sub-Advisory Agreement. All sub-advisory fees under the Previous Sub-Advisory Agreement, the Interim Sub-Advisory Agreement and the New Sub-Advisory Agreement are paid by NEFM and not by the Fund.

     THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE PROPOSED NEW SUB-ADVISORY AGREEMENT.

     The required vote for approval of the New Sub-Advisory Agreement is the lesser of (1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If the shareholders of the Fund do not approve the New Sub-Advisory Agreement at the Meeting, the Trustees will consider alternative arrangements for the management of the Fund's portfolio, and the Interim Sub-Advisory Agreement will be terminated not later than 120 days after it took effect.

III.  FUTURE SUB-ADVISORY AGREEMENTS WITHOUT SHAREHOLDER VOTE

     The Fund proposes, to the extent permitted by any exemption or exemptions granted by the SEC, to permit NEFM to enter into new and amended agreements with sub-advisers with respect to the Fund without obtaining shareholder approval of such agreements, and to permit such sub-advisers to manage the assets of the Fund pursuant to such sub-advisory agreements (Proposal 2).

     The 1940 Act generally provides that an investment adviser or sub-adviser to a mutual fund may act as such only pursuant to a written agreement which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such agreement or interested persons of any party to such agreement. The Trust and NEFM, however, have received from the SEC an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Under the SEC Exemption, NEFM is permitted, under specified conditions, to enter into new and amended sub-advisory agreements for the management of the Fund, including agreements with new sub-advisers and agreements with existing sub-advisers if there is a material change in the terms of the sub-advisory agreement or if there is an "assignment," as defined in the 1940 Act, or other event causing termination of the existing sub-advisory agreement, without obtaining the approval of the Fund's shareholders of such new or amended sub-advisory agreement. Such agreements must nevertheless be approved by the Trustees, in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new or amended sub-advisory agreement without shareholder approval, the Fund must provide to shareholders an information statement setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. Furthermore, the Fund would still require shareholder approval to amend its Advisory Agreement with NEFM (including any amendment to raise the management fee rate payable under such agreement) or to enter into a new advisory agreement with NEFM or any other adviser.

     The Trust is requesting shareholder approval of this Proposal for several reasons. As described under Proposal 1, the Fund utilizes an adviser/sub-adviser management structure, where NEFM acts as the Fund's investment adviser, delegating the day-to-day portfolio management to a sub-adviser. Under such a structure, the Fund's sub-adviser acts in a capacity similar to that of the portfolio manager in a more traditional structure that does not involve a sub-adviser. Specifically, the Fund's sub-adviser, like a portfolio manager in a more traditional mutual fund advisory structure, manages the Fund under the oversight and supervision of the Fund's adviser. If the Fund were to change sub-advisers, NEFM would continue in its role as adviser and would continue to exercise oversight and supervision of the Fund's investment affairs as conducted by the new sub-adviser. Changing the Fund's sub-adviser is, therefore, analogous to replacing the portfolio manager of a single-manager managed fund, which does not require shareholder approval under the 1940 Act.

     In addition, given the Fund's management structure, the shareholder approval requirement under the 1940 Act may cause the Fund's shareholders to incur unnecessary expenses and could hinder the prompt implementation of sub-advisory changes that are in the best interest of the shareholders, such as prompt removal of a sub-adviser if circumstances warrant such removal. The Trustees believe that without the ability to employ promptly a new sub-adviser or re-employ promptly the current sub-adviser upon a change of control, as the case may be, investors' expectations may be frustrated and the Fund and its shareholders could be seriously disadvantaged under the following circumstances:
(a) where a sub-adviser has been terminated because its performance was unsatisfactory or its retention was otherwise deemed inadvisable, (b) where a sub-adviser has resigned and (c) where there has been an "assignment" causing the termination of a sub-advisory agreement (i.e., a change in the actual control or management of a sub-adviser).

     In the absence of an exemption, to obtain the shareholder approval required by the 1940 Act for a sub-advisory agreement, the Fund must convene a shareholder's meeting, which invariably involves considerable delay and expense. Where NEFM, as adviser, has recommended replacement of a sub-adviser, and the Trustees have determined that such replacement is necessary, the Fund could receive less than satisfactory sub-advisory services prior to the time that an agreement with a new sub-adviser is approved by shareholders. Also, in that situation or where there has been an unexpected resignation or change in control of a sub-adviser (events which, in many cases, are beyond the control of the Fund), the Fund may be forced to operate with a less than satisfactory sub-adviser for some period of time. In such circumstances, without the ability to engage a new sub-adviser promptly, NEFM, as the adviser, might have to assume direct responsibility on a temporary basis for management of the assets previously assigned to a sub-adviser.

     THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE TO APPROVE THE PROPOSED GRANT OF AUTHORITY TO PERMIT NEFM TO ENTER INTO NEW AND AMENDED AGREEMENTS WITH SUB-ADVISERS WITH RESPECT TO THE FUND WITHOUT OBTAINING SHAREHOLDER APPROVAL OF SUCH AGREEMENTS, AND TO PERMIT SUCH SUB-ADVISERS TO MANAGE THE ASSETS OF THE FUND PURSUANT TO SUCH SUB-ADVISORY AGREEMENTS.

     The required vote for approval of the grant of authority to permit NEFM to enter into new and amended sub-advisory agreements without prior shareholder approval is the lesser of (1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If the shareholders of the Fund do not approve this Proposal 2, the Trustees of the Trust will consider such alternative actions as may be in the best interests of the Fund.

IV.  OTHER INFORMATION

INFORMATION ABOUT NEFM

     NEFM is a limited partnership. Its sole general partner, NEF Corporation, is a wholly-owned subsidiary of NEIC Holdings, Inc. ("NEIC Holdings"), which is a wholly-owned subsidiary of NEIC Operating Partnership, L.P. ("NEICOP"). NEICOP's advising general partner is New England Investment Companies, L.P. ("NEIC"), a publicly traded company whose interests are listed on the New York Stock Exchange. NEICOP's managing general partner, and NEIC's general partner, is New England Investment Companies, Inc. ("NEIC Inc."). NEF Corporation is also the sole general partner of NEF, which is the principal underwriter for the Fund. NEICOP owns the entire limited partnership interest in each of NEF and NEFM. NEIC Inc. is a wholly-owned subsidiary of MetLife New England Holdings, Inc., which is a wholly-owned subsidiary of MetLife, a mutual insurance company. MetLife owns, directly and indirectly, approximately 47% of the outstanding limited partnership interests in NEICOP.

     The principal executive officer of NEF and NEFM is Henry L.P. Schmelzer, who is the President and a Trustee of the Trust and whose principal occupation is his positions with NEF and NEFM. The address of NEF, NEFM, NEF Corporation, NEIC Holdings, NEICOP, NEIC, NEIC Inc. and Mr. Schmelzer is 399 Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc. and MetLife is One Madison Avenue, New York, New York 10010.

INFORMATION ABOUT WESTPEAK

     Westpeak is a limited partnership. Its sole general partner, Westpeak Investment Advisors, Inc. ("Westpeak Inc."), is a wholly-owned subsidiary of NEIC Holdings. NEICOP owns the entire limited partnership interest in Westpeak. The principal executive officer of Westpeak is Gerald H. Scriver, whose principal occupation is his position with Westpeak. The address of Westpeak, Westpeak Inc. and Mr. Scriver is 1011 Walnut Street, Boulder, Colorado 80302.

     Westpeak acts as sub-adviser to the following other mutual funds that have similar investment objectives and policies to the Fund. The approximate size and sub-advisory fee rates for these funds are set forth in the table below. [Westpeak has not reduced or otherwise agreed to reduce its compensation for these funds.]

                                                            APPROXIMATE
                                                            NET ASSETS
                                                               AS OF
                             ANNUAL SUB-ADVISORY FEE         12/31/97
         FUND              RATE (AS A % OF NET ASSETS)      -----------
----------------------  ----------------------------------  ($ MILLION)
Westpeak Growth and
  Income Series of New
  England Zenith
  Fund................  .50% of the first $25 million         $     []
                        .40% of the next $75 million
                        .35% of the next $100 million
                        .30% of amounts over $200 million
New England Growth
  Opportunities
  Fund................  .50% of the first $25 million         $     []
                        .40% of the next $75 million
                        .35% of the next $100 million
                        .30% of amounts over $200 million

[OTHERS?]

PORTFOLIO TRANSACTIONS AND BROKERAGE

     Westpeak selects only brokers or dealers which it believes are financially responsible and will provide efficient and effective services in executing, clearing and settling an order. Westpeak will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account. Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of Westpeak, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

     Receipt of research services from brokers may sometimes be a factor in selecting a broker which Westpeak believes will provide best execution for a transaction. These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists. Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce Westpeak's expenses. Such services may be used by Westpeak in servicing other client accounts and in some cases may not be used with respect to the Fund. Receipt of services or products other than research from brokers is not a factor in the selection of brokers. Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc., Westpeak may, however, consider purchases of shares of the Fund and other funds managed by Westpeak by customers of broker-dealers as a factor in the selection of broker-dealers to execute the Fund's securities transactions.

     In placing orders for the purchase and sale of securities for the Fund, Westpeak may cause the Fund to pay a broker-dealer that provides the brokerage and research services to Westpeak an amount of commission for effecting a securities transaction for the Fund in excess of the amount another broker-dealer would have charged for effecting that transaction. Westpeak must determine in good faith that such greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of that particular transaction or Westpeak's overall responsibilities to the Trust and its other clients. Westpeak's authority to cause the Fund to pay such greater commissions is also subject to such policies as the Trustees of the Trust may adopt from time to time.

CERTAIN PAYMENTS TO AFFILIATES

     In addition to advisory fees payable to NEFM, the Fund compensates NEF and New England Funds Service Corporation ("NEFSCO"), a wholly-owned subsidiary of NEF Corporation, for providing various services to the Fund and its
shareholders. In 1997, these payments to NEF amounted to $[       ] for transfer
agency services, $[       ] for service and distribution (Rule 12b-1) fees for
Class A shares, $[       ] for service and distribution (Rule 12b-1) fees for
Class B shares, $[       ] for service and distribution (Rule 12b-1) fees for
Class C shares and $[       ] for the provision of certain legal and accounting
services. In addition, in 1997 NEF received from the Fund's shareholders
$[       ] in sales charges (including contingent deferred sales charges on
Class A and B shares). No payments were made in 1997 to NEFSCO, which commenced operations on January 1, 1998. These arrangements are not affected in any way by the New Sub-Advisory Agreement.

CERTAIN TRUSTEES AND OFFICERS OF THE TRUST

     The following persons are both (1) Trustees or officers of the Trust and
(2) officers or employees of NEFM (or officers or directors of that firm's corporate general partner): Henry L.P. Schmelzer, Bruce Speca, Frank Nesvet and John Pelletier. In addition, Peter S.

Voss, President and Chief Executive Officer of NEIC and NEICOP, is a Trustee and an officer of the Trust.

SHAREHOLDERS AS OF THE RECORD DATE

     As of the Record Date, the following persons owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), the following numbers of shares of each class of shares of the Fund, representing the indicated percentage of the outstanding shares of such class:

                                         NUMBER OF     PERCENT OF
CLASS             SHAREHOLDER             SHARES         CLASS
------  -------------------------------  ---------     ----------


     As of the Record Date, the officers and Trustees of the Trust as a group owned [less than 1% of the outstanding shares of the Fund.]

OTHER MATTERS

     Forty percent of the shares of the Fund outstanding on the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting, although at least 50% of the outstanding shares of the Fund must be present or represented at the Meeting in order for Proposal 1 or Proposal 2 to be approved. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of Proposals 1 and 2 for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote) for purposes of determining the presence of a quorum. With respect to Proposals 1 and 2, assuming the presence of a quorum, abstentions and broker non-votes have the effect of a negative vote on the proposal.

     In the event that a quorum is not present, or if sufficient votes in favor of Proposals 1 and 2 are not received by April 17, 1998, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposals 1 and 2 and will not vote any proxies that direct them to abstain from voting on such Proposals.

     Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present are Proposals 1 and 2 mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

SHAREHOLDER PROPOSALS AT FUTURE MEETINGS

     The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

February 27, 1998

                                                                      APPENDIX A

                        NEW ENGLAND CAPITAL GROWTH FUND

                             SUB-ADVISORY AGREEMENT
                      (WESTPEAK INVESTMENT ADVISORS, L.P.)

     This Sub-Advisory Agreement (this "Agreement") is entered into as of April , 1998 by and between New England Funds Management, L.P., a Delaware limited partnership (the "Manager"), and Westpeak Investment Advisors, L.P., a Delaware limited partnership (the "Sub-Adviser").

     WHEREAS, the Manager has entered into an Advisory Agreement dated August 30, 1996 (the "Advisory Agreement") with New England Funds Trust I (the "Trust"), pursuant to which the Manager provides portfolio management and administrative services to New England Capital Growth Fund, a series of the Trust (the "Series");

     WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

     WHEREAS, the Manager and the trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

     1. Sub-Advisory Services.

     a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series, and have the authority on behalf of the Series to vote all proxies and exercise all other rights of the Series as a security holder of companies in which the Series from time to time invests. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine.

     b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

     c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

     2. Obligations of the Manager.

     a. The Manager shall provide (or cause the Series' Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

     b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

     3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series's agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

     4. Proprietary Rights. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name "Westpeak

Investment Advisors, L.P." and that all use of any designation consisting in whole or part of "Westpeak Investment Advisors, L.P." under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any such designation in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of any such designation as soon as reasonably practicable.

     5. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or trustee of the Trust (other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 7 hereof).

     6. Purchase and Sale of Assets. The Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

     7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation at the annual rate of 0.40% of the first $200 million of the average daily net assets of the Series, 0.35% of the next $300 million of the average daily net assets of the Series, and 0.30% of the average daily net assets of the Series in excess of $500 million (or such lesser amount as the Sub-Adviser may from time to time agree to receive). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.

     8. Non-Exclusivity. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Series or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

     9. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, partners, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser under this Agreement.

     10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

          a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

          b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

          c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

          d. this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

     Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

     11. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     12. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

     13. General.

     a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the day-to-day portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

     b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     c. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

NEW ENGLAND FUNDS             WESTPEAK INVESTMENT
MANAGEMENT, L.P.              ADVISORS, L.P.
By NEF Corporation,           By Westpeak Investment
its general partner           Advisors, Inc.,
                              its general partner

By:________________           By:__________________


Name:______________           Name:________________


Title:_____________           Title:_______________


                                PRELIMINARY COPY

                              YOUR VOTE IS NEEDED

Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to avoid additional mailings.

NOTE: Please sign exactly as your name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in the partnership name.

The undersigned hereby appoints Henry L.P. Schmelzer, Bruce R. Speca, Frank Nesvet and John Pelletier, and each of them, proxies, with full power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, at the Special Meeting of Shareholders of New England Capital Growth Fund (the "Fund") on April 17, 1998, at 2:30 p.m. Eastern time, and at any adjournments thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

                                  NEW ENGLAND
                              CAPITAL GROWTH FUND

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Trustees recommend a vote FOR the proposals listed below:

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Proposal to approve new Sub-Advisory            For    Against    Abstain
   Agreement relating to the Fund between New      [ ]      [ ]        [ ]
   England Funds Management, L.P. and Westpeak
   Investment Advisors, L.P.

2. Proposal to approve the grant of authority to   For    Against    Abstain
   the Fund to enter into new and amended          [ ]      [ ]        [ ]
   sub-advisory agreements with sub-advisers
   with respect to the Fund, to the extent
   permitted by the Securities and Exchange
   Commission by an exemption or exemptions,
   without obtaining shareholder approval of
   such agreements, and to permit such
   sub-advisers to manage the assets of the Fund
   pursuant to such sub-advisory agreements.

  Please be sure to sign and date this Proxy.

  Shareholder sign here:____________________________

  Co-owner sign here:_______________________________

  Date:_____________________________________________